                                                                   Exhibit 10.01

                     AMENDED AND RESTATED CUSTOMER AGREEMENT

            THIS AMENDED AND RESTATED CUSTOMER AGREEMENT (this "Agreement") made as of the 1st day of September, 1996, by and between DEAN WITTER PORTFOLIO STRATEGY FUND L.P., a Delaware limited partnership (the "Partnership"), and DEAN WITTER REYNOLDS INC., a Delaware corporation (the "Broker" or "DWR");

                              W I T N E S S E T H:

            WHEREAS, the Partnership has been organized pursuant to a Limited Partnership Agreement dated as of August 28, 1990 (which may be amended; the "Limited Partnership Agreement"), and a Certificate of Limited Partnership filed in the office of the Secretary of State of the State of Delaware on August 28, 1990, and amended on July 24, 1996 (which may be further amended) with Demeter Management Corporation, a Delaware corporation ("Demeter" or the "General Partner"), acting as general partner, to trade, buy, sell, spread or otherwise acquire, hold, or dispose of commodities (including, but not limited to, foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, and any rights pertaining thereto (collectively "futures interests") and securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission (the "CFTC") for investment of customer funds;

            WHEREAS, the Partnership has entered into one or more management agreements (each, a "Management Agreement") (which may be amended) with one or more certain trading advisors (each, a "Trading Advisor") which provide that each such Trading Advisor has authority and responsibility, except in certain situations specified therein, to direct the investment and reinvestment of the assets of the Partnership which are allocated to each such Trading Advisor in futures interests for the period set forth in such Management Agreement;

            WHEREAS, the Partnership and the Broker entered into that certain Customer Agreement, dated as of October 30, 1990 (the "Original Customer Agreement"), whereby the Broker agreed to perform futures interest brokerage and certain other services for the Partnership; and

            WHEREAS, the Partnership and the Broker wish to amend and restate the Original Customer Agreement to set forth the terms and conditions upon which the Broker will continue to perform futures interest brokerage and certain other services for the Partnership.

            NOW, THEREFORE, the parties hereto hereby agree as follows:

            1. Duties of the Broker. The Broker agrees to execute futures interests brokerage transactions on behalf of the Partnership in accordance with instructions provided by a Trading Advisor, and the Partnership agrees to retain the Broker as commodity broker for the term of this Agreement.


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

            The Broker agrees to furnish to the Partnership as soon as practicable all of the information from time to time in its possession which Demeter, as the general partner of the Partnership, is required to furnish to the limited partners of the Partnership pursuant to the Partnership's Limited Partnership Agreement as from time to time in effect, or as required by applicable law, rules or regulations, and to perform such other services for the Partnership as are set forth herein and in the Partnership's then most recent prospectus as filed with the Securities and Exchange Commission (the "Prospectus") relating to the offering of units of limited partnership interest of the Partnership (the "Units"), and in any amendment or supplement to the Prospectus. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Prospectus.

            Notwithstanding any provision of this Agreement to the contrary, the Broker shall assume financial responsibility for any error committed by it in executing or clearing orders for the purchase or sale of futures interests for the Partnership's account. However, the Broker shall not be responsible for errors committed by a Trading Advisor. The Broker and each Trading Advisor each shall have an affirmative obligation to promptly notify the other party of its own errors.

            2. Obligations and Expenses. Except as otherwise set forth herein and in the Prospectus, the Partnership, and not the Broker, shall be responsible for all taxes, and all other obligations or expenses of the Partnership, including, without limitation, brokerage commissions to the Broker, management and incentive fees to the Trading Advisors, floor brokerage fees, exchange fees, clearinghouse fees, "give up" or transfer fees, NFA fees,


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forward contract transaction fees, costs associated with taking delivery of futures interests, fees for the use of DWR's institutional execution desk and for overnight execution facilities, and fees for the execution of cash contract transactions relating to exchange of futures for physicals ("EFP") transactions (collectively, "transaction fees and costs").

            3. Agreement Non-exclusive. The Broker shall be free to render services of the nature to be rendered to the Partnership hereunder to other persons or entities in addition to the Partnership, and the parties acknowledge that the Broker may render such services to additional entities similar in nature to the Partnership, including without limitation other partnerships organized with Demeter as their general partner. It is expressly understood and agreed that this Agreement is non-exclusive and that the Partnership has no obligation to execute any or all of its trades for futures interests through the Broker. The parties acknowledge that the Partnership may execute and clear trades for futures interests through such other broker or brokers as Demeter may direct from time to time. The Partnership's utilization of one or more additional commodity brokers shall neither terminate this Agreement nor modify in any regard the respective rights and obligations of the Partnership and the Broker hereunder.

            4. Compensation of the Broker. The Partnership will pay the Broker brokerage commissions at a roundturn rate of 80% of the Broker's published non-member rates for speculative accounts, which covers both the taking and liquidation of a position. The Partnership will pay separately for all transaction fees and costs. The Partnership will pay to the Broker a fee for each roundturn forward contract which will average between $3 and $6 per roundturn contract, depending upon the size of the trades. The Broker will not charge the Partnership a mark-up or spread on such forward trading. The Broker will charge a transaction fee of approximately $2.50 for each cash contract transaction relating to an EFP transaction, and will charge for the use of the institutional execution desk and overnight execution facilities at rates of up to $3 per roundturn.

            The Partnership will pay the Broker brokerage commissions for currency forward contract transactions at rates established with reference to the brokerage commission rate charged on exchange-traded currency futures contracts. The Broker may from time to time adjust the United States dollar size of currency forward contracts so that the brokerage commission rate charged on such contracts will approximate the rate charged on exchange-traded currency futures contracts of similar United States dollar value.

            Brokerage commissions, together with transaction fees and costs, with respect to the Trading Advisor's allocated Net Assets will be capped at 13/20 of 1% per month (in the event that the Trading Advisor employs multiple trading systems in trading on behalf of the Partnership, the foregoing cap is applied on a per trading system basis) of the Partnership's Net Assets (determined before redemptions and distributions as of month-end) allocated to the Trading Advisor or trading system as of the last day of each month (a maximum 7.8% annual rate). In addition, the aggregate of (i) brokerage commissions and transaction fees and costs payable by the Partnership and (ii) the net excess interest and compensating balance benefits to DWR, after crediting the Partnership with interest, shall not exceed 14% annually of the Partnership's average monthly Net Assets as of the last day of each month during a calendar year. Any brokerage commissions and transaction fees and costs in excess of such caps shall be borne or paid by the Broker or an affiliate and shall not be reimbursed by the Partnership. As long as redemption charges are imposed on Limited Partners, the foregoing caps may not be increased. Thereafter, none of such caps may be increased unless Limited Partners are given notice thereof (including a description of redemption and voting rights of Limited Partners) and an opportunity to redeem their Units.

            If at any time an amount is due and owing to the Broker for services rendered pursuant to the terms of this Agreement, the Broker shall only have recourse against the assets of the Partnership.

            5. Investment Discretion. The parties recognize that the Broker shall have no authority to direct the futures interests investments to be made for the Partnership's account, but shall execute only such orders for the Partnership's account as the Trading Advisor and the General Partner may direct from time to time. However, the parties agree that the Broker, and not the Trading Advisor, shall have the authority and responsibility with regard to the investment, maintenance, and management of the Partnership's assets that are held in securities approved by the CFTC for the investment of customer funds or in cash as provided in Section 6 hereof.

            6. Investment of Partnership Funds. The Partnership shall deposit its assets in a commodity trading account with the Broker. The Partnership's assets deposited with the Broker will be segregated in accordance with Section 4d(2) of the Commodity Exchange Act and CFTC regulations and will either be invested in securities approved by the CFTC for investment of customer funds or will be held in non-interest bearing bank accounts at a bank or banks selected by DWR.

            Prior to the date of the Closing (as defined in the Prospectus), the Broker will credit the Partnership with interest income at month-end in an amount equal to 80% of the Partnership's average daily Net Assets at a rate equal to the average yield on 13-week U.S. Treasury Bills issued during such month. Effective as of the date of the Closing, the Broker will credit the Partnership at each month-end with interest income as if 80% of the Partnership's average daily Net Assets for the month were invested at the rate earned by the Broker on its U.S. Treasury Bill investments with customer segregated funds. The Broker will retain any interest earned in excess of the interest paid to the Partnership. All of such funds will be available for margin for the Partnership's trading. For the purpose of such interest payments, Net Assets will not include monies due to the Partnership on or with respect to forward contracts and other futures interests but not actually received by it from banks, brokers, dealers, and other persons. If the Partnership directly invests in securities approved by the CFTC for investment of customer funds, the Partnership will receive the interest on such securities. The Partnership understands that it will not receive any other interest income on its assets held by the Broker. The Partnership's assets held by the Broker may be used as margin solely for the Partnership's trading.

            Ownership of the right to receive interest on the Partnership's assets pursuant to the preceding paragraph shall be reflected and maintained, and may be transferred only, on the books and records of the Broker. Any purported transfer of such ownership shall not be


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

effective or recognized until such transfer shall have been recorded on the books and records of the Broker.

            7. Customer Agreements. Upon the request of the Broker, the Partnership shall execute and deliver to the Broker the Futures Customer Agreement referred to in Section 16 hereof and annexed hereto and such other similar documents as the Broker shall reasonably require from time to time.

            8. Standard of Liability and Indemnity. Subject to Section 1 hereof, the Broker and its affiliates (as defined below) shall not be liable to the Partnership, the Limited Partners, or any of its or their respective successors or assigns, for any act, omission, conduct, or activity undertaken by the Broker on behalf of the Partnership which the Broker determines, in good faith, to be in the best interests of the Partnership, unless such act, omission, conduct, or activity by the Broker or its affiliates constituted misconduct or negligence.

            The Partnership shall indemnify, defend and hold harmless the Broker and its affiliates from and against any loss, liability, damage, cost or expense (including attorneys' and accountants' fees and expenses incurred in the defense of any demands, claims, or lawsuits) actually and reasonably incurred arising from any act, omission, conduct, or activity undertaken by the Broker on behalf of the Partnership, including, without limitation, any demands, claims or lawsuits initiated by a Limited Partner of the Partnership (or assignee thereof); provided that (i) the Broker has determined, in good faith, that the act, omission, conduct, or activity giving rise to the claim for indemnification was in the best interests of the Partnership, and (ii) the act, omission, conduct or activity that was the basis for such loss, liability, damage, cost or expense was not the result of misconduct or negligence. Notwithstanding the foregoing, no indemnification of the Broker or its affiliates by the Partnership shall be permitted for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, provided, with regard to such court approval, the indemnitee must apprise the court of the position of the SEC and the positions of the respective securities administrators of Massachusetts, Missouri, Tennessee and/or those other states and jurisdictions in which the plaintiffs claim that they were offered or sold Units, with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, in any action or proceeding brought by a Limited Partner in the right of the Partnership to which the Broker or any affiliate thereof is a party defendant, any such person shall be indemnified only to the extent and subject to the conditions specified in the Delaware Revised Uniform Limited Partnership Act, as amended, and this Section 8. The Partnership shall make advances to the Broker or its affiliates hereunder only if: (i) the demand, claim, lawsuit or legal action relates to the performance of duties or services by such persons to the Partnership; (ii) such demand, claim, lawsuit or legal action is not initiated by a Limited Partner; and (iii) such advances are repaid, with interest at the legal rate under Delaware law, if the person receiving such advance is ultimately found not to be entitled to indemnification hereunder.

            The Broker shall indemnify, defend and hold harmless the Partnership and its successors or assigns from and against any losses, liabilities, damages, costs and expenses (including in connection with the defense or settlement of claims; provided the Broker has approved such settlement) incurred as a result of the activities of the Broker or its affiliates, provided that the act, omission, conduct, or activity giving rise to the claim for indemnification was the result of bad faith, misconduct or negligence.

            The indemnities provided in this Section 8 by the Partnership to the Broker and its affiliates shall be inapplicable in the event of any losses, liabilities, damages, costs or expenses arising out of, or based upon, any material breach of any warranty, covenant, or agreement of the Broker contained in this Agreement to the extent caused by such event. Likewise, the indemnities provided in this Section 8 by the Broker to the Partnership and any of its successors and assigns shall be inapplicable in the event of any losses, liabilities, damages, costs or expenses arising out of, or based upon, any material breach of any warranty, covenant, or agreement of the Partnership contained in this Agreement to the extent caused by such event.

            As used in this Section 8, the term "affiliate" of the Broker shall mean: (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of the Broker; (ii) any partnership, corporation, association, or other legal entity


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

10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by the Broker; (iii) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with, the Broker; or (iv) any officer or director of the Broker. Notwithstanding the foregoing, "affiliates" for purposes of this Section 8 shall include only those persons acting on behalf of the Broker and performing services for the Partnership within the scope of the authority of the Broker, as set forth in this Agreement.

            9. Term. This Agreement shall continue in effect until terminated by either party giving not less than 60 days' prior written notice of termination to the other party. Any such termination by either party shall be without penalty.

            10. Complete Agreement. This Agreement constitutes the entire agreement between the parties with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties unless in writing and signed by the party against whom enforcement is sought.

            11. Assignment. This Agreement may not be assigned by either party without the express written consent of the other party.

            12. Amendment. This Agreement may not be amended except by the written consent of the parties and provided such amendment is consistent with the Limited Partnership Agreement.


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

            13. Notices. All notices required or desired to be delivered under this Agreement shall be in writing and shall be effective when delivered personally on the day delivered, or when given by registered or certified mail, postage prepaid, return receipt requested, on the day of receipt, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

            if to the Partnership:

                  DEAN WITTER PORTFOLIO STRATEGY FUND L.P.
                  c/o Demeter Management Corporation
                  Two World Trade Center, 62nd Floor
                  New York, New York 10048
                  Attention:  Mark J. Hawley

            if to the Broker:

                  DEAN WITTER REYNOLDS INC.
                  Two World Trade Center, 62nd Floor
                  New York, New York  10048
                  Attention:  Mark J. Hawley

            14. Survival. The provisions of this Agreement shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect.

            15. Headings. Headings of Sections herein are for the convenience of the parties only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

            16. Incorporation by Reference. The Futures Customer Agreement annexed hereto is hereby incorporated by reference herein and made a part hereof to the same extent as if such document were set forth in full herein. If any provision of this Agreement is or at any


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

time becomes inconsistent with the annexed document, the terms of this Agreement shall control.


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

            IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.


                              DEAN WITTER PORTFOLIO STRATEGY FUND L.P.

                              By: Demeter Management Corporation,
                                  General Partner


                              By: __________________________________
                                        Mark J. Hawley
                                        President


                              DEAN WITTER REYNOLDS INC.


                              By: __________________________________
                                        Mark J. Hawley
                                        Executive Vice President

Futures Customer Agreement

In consideration of the acceptance by Dean Witter Reynolds Inc. ("DWR") of one or more accounts of the undersigned ("Customer") (if more than one account is carried by DWR, all are covered by this Agreement and are referred to collectively as the "Account") and DWR's agreement to act as Customer's broker for the execution, clearance and/or carrying of transactions for the purchase and sale of commodity interests, including commodities, commodity futures contracts and commodity options, Customer agrees as follows:

1. APPLICABLE RULES AND REGULATIONS - The Account and each transaction therein shall be subject to the terms of this Agreement and to (a) all applicable laws and the regulations, rules and orders (collectively "regulations") of all regulatory and self-regulatory organizations having jurisdiction and (b) the constitution, by-laws, rules, regulations, orders, resolutions, interpretations and customs and usages (collectively "rules") of the market and any associated clearing organization (each an "exchange") on or subject to the rules of which such transaction is executed and/or cleared. The reference in the preceding sentence to exchange rules is solely for DWR's protection and DWR's failure to comply therewith shall not constitute a breach of this Agreement or relieve Customer of any obligation or responsibility under this Agreement. DWR shall not be liable to Customer as a result of any action by DWR, its officers, directors, employees or agents to comply with any rule or regulation.

2.    PAYMENTS TO DWR - Customer agrees to pay to DWR immediately on request
      (a) commissions, fees and service charges as are in effect from time to time together with all applicable regulatory and self-regulatory organization and exchange fees, charges and taxes; (b) the amount of any debit balance or any other liability that may result from transactions executed for the account; and (c) interest on such debit balance or liability at the prevailing rate charged by DWR at the time such debit balance or liability arises and service charges on any such debit balance or liability together with any reasonable costs and attorney's fees incurred in collecting any such debit balance or liability. Customer acknowledges that DWR may charge commissions at other rates to other customers.

3. CUSTOMER'S DUTY TO MAINTAIN ADEQUATE MARGIN - Customer shall at all times and without prior notice or demand from DWR maintain adequate margins in the account so as continually to meet the original and maintenance margin requirements established by DWR for Customer. DWR may change such requirements from time to time at DWR's discretion. Such margin requirements may exceed the margin requirements set by any exchange or other regulatory authority and may vary from DWR's requirements for other customers. Customer agrees, when so requested, immediately to wire transfer margin funds and to furnish DWR with names of bank officers for immediate verification of such transfers.
      Customer acknowledges and agrees that DWR may receive and retain as its own any interest, increment, profit, gain or benefit directly or indirectly, accruing from any of the funds DWR receives from Customer.

4.    DELIVERY; OPTION EXERCISE

      (a) Customer acknowledges that the making or accepting of delivery pursuant to a futures contract may involve a much higher degree of risk than liquidating a position by offset. DWR has no control over and makes no warranty with respect to grade, quality or tolerances of any commodity delivered in fulfillment of a contract.

      (b) Customer agrees to give DWR timely notice and immediately on request to inform DWR if Customer intends to make or take delivery under a futures contract or to exercise an option contract. If so requested, Customer shall provide DWR with satisfactory assurances that Customer can fulfill Customer's obligation to make or take delivery under any contract. Customer shall furnish DWR with property deliverable by it under any contract in accordance with DWR's instructions.

      (c) DWR shall not have any obligation to exercise any long option contract unless Customer has furnished DWR with timely exercise instructions and sufficient initial margin with respect to each underlying futures contract.

5. FOREIGN CURRENCY - If DWR enters into any transaction for Customer effected in a currency other than U.S. dollars: (a) any profit or loss caused by changes in the rate of exchange for such currency shall be for Customer's account and risk and (b) unless another currency is designated in DWR's confirmation of such transaction, all margin for such transaction and the profit or loss on the liquidation of such transaction shall be in U.S. dollars at a rate of exchange determined by DWR in its discretion on the basis of then prevailing market rates of exchange for such foreign currency.

6. DWR MAY LIMIT POSITIONS HELD - Customer agrees that DWR, at its discretion, may limit the number of open positions (net or gross) which Customer may execute, clear and/or carry with or acquire through it. Customer agrees (a) not to make any trade which would have the effect of exceeding such limits, (b) that DWR may require Customer to reduce open positions carried with DWR and (c) that DWR may refuse to accept orders to establish new positions. DWR may impose and enforce such limits, reduction or refusal whether or not they are required by applicable law, regulations or rules. Customer shall comply with all position limits established by any regulatory or self-regulatory organization or any exchange. In addition, Customer agrees to notify DWR promptly if customer is required to file position reports with any regulatory or self-regulatory organization or with any exchange.

7. NO WARRANTY AS TO INFORMATION OR RECOMMENDATION - Customer acknowledges that:

      (a) Any market recommendations and information DWR may communicate to Customer, although based upon information obtained from sources believed by DWR to be reliable, may be incomplete and not subject to verification;

      (b) DWR makes no representation, warranty or guarantee as to, and shall not be responsible for, the accuracy or completeness of any information or trading recommendation furnished to Customer;

      (c) recommendations to Customer as to any particular transaction at any given time may differ among DWR's personnel due to diversity in analysis of fundamental and technical factors and may vary from any standard recommendation made by DWR in its market letters or otherwise; and

      (d) DWR has no obligation or responsibility to update any market recommendations or information it communicates to Customer.

      Customer understands that DWR and its officers, directors, affiliates, stockholders, representatives or associated persons may have positions in and may intend to buy or sell commodity interests which are the subject of market recommendations furnished to Customer, and that the market positions of DWR or any such officer, director, affiliate, stockholder, representative or associated person may or may not be consistent with the recommendations furnished to Customer by DWR.

8.    LIMITS ON DWR DUTIES; LIABILITY - Customer agrees:

      (a) that DWR has no duty to apprise Customer of news or of the value of any commodity interests or collateral pledged or in any way to advise Customer with respect to the market;

      (b) that the commissions which DWR receives are consideration solely for the execution, reporting and carrying of Customer's trades;

      (c) that if Customer has authorized any third party or parties to place orders or effect transactions on behalf of Customer in any Account, each such party has been selected by Customer based on its own evaluation and assessment of such party and that such party is solely the agent of Customer, and if any such party allocates commodity interests among its customers, Customer has reviewed each such party's commodity interest allocation system, has satisfied itself that such allocation system is fair and will seek recovery solely from such party to recover any damages sustained by Customer as the result of any allocation made by such party; and

      (d) to waive any and all claims, rights or causes of action which Customer has or may have against DWR or its officers, employees and agents (i) arising in whole or in part, directly or indirectly, out of any act or omission of any person, whether or not legally deemed an agent of DWR, who refers or introduces Customer to DWR or places orders for Customer and (ii) for any punitive damages and to limit any claims arising out of this Agreement or the Account to Customer's direct out-of-pocket damages.

9. EXTRAORDINARY EVENTS - Customer shall have no claim against DWR for any loss, damage, liability, cost, charge, expense, penalty, fine or tax caused directly or indirectly by (a) governmental, court, exchange, regulatory or self-regulatory organization restrictions, regulations, rules, decisions or orders, (b) suspension or termination of trading,
      (c) war or civil or labor disturbance, (d) delay or inaccuracy in the transmission or reporting of orders due to a breakdown or failure of computer services, transmission or communication facilities, (e) the failure or delay by any exchange to enforce its rules or to pay to DWR any margin due in respect of Customer's Account, (f) the failure or delay by any bank, trust company, clearing organization or other person which, pursuant to applicable exchange rules, is holding Customer funds, securities or other property to pay or deliver the same to DWR or (g) any other cause or causes beyond DWR's control.

10. INDEMNIFICATION OF DWR - Customer agrees to indemnify, defend and hold harmless DWR and its officers, employees and agents from and against any loss, cost, claim, damage (including any consequential cost, loss or damage), liability or expense (including reasonable attorneys' fees) and any fine, sanction or penalty made or imposed by any regulatory or self-regulatory authority or any exchange as the result, directly or indirectly, of:

      (a) Customer's failure or refusal to comply with any provision of this Agreement or perform any obligation on its part to be performed pursuant to this Agreement; and

      (b) Customer's failure to timely deliver any security, commodity or other property previously sold by DWR on Customer's behalf.

11 NOTICES; TRANSMITTALS - DWR shall transmit all communications to Customer at Customer's address, telefax or telephone number set forth in the accompanying Futures Account Application or to such other address as Customer may hereafter direct in writing. Customer shall transmit all communications to DWR (except routine inquiries concerning the Account) to 130 Liberty Street, New York, NY 10006, Attention: Futures Compliance Officer. All payments and deliveries to DWR shall be made as instructed by DWR from time to time and shall be deemed received only when actually received by DWR.

12. CONFIRMATION CONCLUSIVE - Confirmation of trades and any other notices sent to Customer shall be conclusive and binding on Customer unless Customer or Customer's agent notifies DWR to the contrary (a) in the case of an oral report, orally at the time received by Customer or its agent or (b) in the case of a written report or notice, in writing prior to opening of trading on the business day next following receipt of the report. In addition, if Customer has not received a written confirmation that a commodity interest transaction has been executed within three business days after Customer has placed an order with DWR to effect such transaction, and has been informed or believes that such order has been or should have been executed, then Customer immediately shall notify DWR thereof. Absent such notice, Customer conclusively shall be deemed estopped to object and to have waived any such objection to the failure to execute or cause to be executed such transaction. Anything in this Section 12 withstanding, neither Customer nor DWR shall be bound by any transaction or price reported in error.

13. SECURITY INTEREST - All money and property ("collateral") now or at any future time held in Customer's Account, or otherwise held by DWR for Customer, is subject to a security interest in DWR's favor to secure any indebtedness at any time owing to it by Customer. DWR, in its discretion, may liquidate any collateral to satisfy any margin or Account deficiencies or to transfer the collateral to the general ledger account of DWR.

14. TRANSFER OF FUNDS - At any time and from time to time and without prior notice to Customer, DWR may transfer from one account to another account in which Customer has any interest, such excess funds, equities, securities or other property as in DWR's judgment may be required for margin, or to reduce any debit balance or to reduce or satisfy any deficits in such other accounts except that no such transfer may be made from a segregated account subject to the Commodity Exchange Act to another account maintained by Customer unless either Customer has authorized such transfer in writing or DWR is effecting such transfer to enforce DWR's security interest pursuant to Section
      13. DWR promptly shall confirm all transfers of funds made pursuant hereto to Customer in writing.

15. DWR'S RIGHT TO LIQUIDATE CUSTOMER POSITIONS - In addition to all other rights of DWR set forth in this Agreement:

      (a) when directed or required by a regulatory or self-regulatory organization or exchange having jurisdiction over DWR or the Account;

      (b) whenever, in its discretion, DWR considers it necessary for its protection because of margin requirements or otherwise;

      (c) if Customer or any affiliate of Customer repudiates, violates, breaches or fails to perform on a timely basis any term, covenant or condition on its part to be performed under this Agreement or another agreement with DWR;

      (d) if a case in bankruptcy is commenced or if a proceeding under any insolvency or other law for the protection of creditors or for the appointment of a receiver, liquidator, trustee, conservator, custodian or similar officer is filed by or against Customer or any affiliate of Customer, or if Customer or any affiliate of Customer makes or proposes to make any arrangement or composition for the benefit of its creditors, or if Customer (or any such affiliate) or any or all of its property is subject to any agreement, order, judgment or decree providing for Customer's dissolution, winding-up, liquidation, merger, consolidation, reorganization or for the appointment of a receiver, liquidator, trustee, conservator, custodian or similar officer of Customer, such affiliate or such property;

      (e)   DWR is informed of Customer's death or mental incapacity; or

      (f) if an attachment or similar order is levied against the Account or any other account maintained by Customer or any affiliate of Customer with DWR;

      DWR shall have the right to (i) satisfy any obligations due DWR out of any Customer's property in DWR's custody or control, (ii) liquidate any or all of Customer's commodity interest positions, (iii) cancel any or all of Customer's outstanding orders, (iv) treat any or all of Customer's obligations due DWR as immediately due and payable, (v) sell any or all of Customer's property in DWR's custody or control in such manner as DWR determines to be commercially reasonable, and/or (vi) terminate any or all of DWR's obligations for future performance to Customer, all without any notice to or demand on Customer. Any sale hereunder may be made in any commercially reasonable manner. Customer agrees that a prior demand, call or notice shall not be considered a waiver of DWR's right to act without demand or notice as herein provided, that Customer shall at all times be liable for the payment of any debit balance owing in each account upon demand whether occurring upon a liquidation as provided under this Section 15 or otherwise under this Agreement, and that in all cases Customer shall be liable for any deficiency remaining in each Account in the event of liquidation thereof in whole or in part together with interest thereon and all costs relating to liquidation and collection (including reasonable attorneys' fees).

16. CUSTOMER REPRESENTATIONS, WARRANTIES AND AGREEMENTS - Customer represents and warrants to and agrees with DWR that:

      (a) Customer has full power and authority to enter into this Agreement and to engage in the transactions and perform its obligations hereunder and contemplated hereby and (i) if a corporation or a limited liability company, is duly organized under the laws of the jurisdiction set forth in the accompanying Futures Account Application, or (ii) if a partnership, is duly organized pursuant to a written partnership agreement and the general partner executing this Agreement is duly authorized to do so under the partnership agreement;

      (b) Neither Customer nor any partner, director, officer, member, manager or employee of Customer nor any affiliate of Customer is a partner, director, officer, member, manager or employee of a futures commission merchant introducing broker, exchange or self-regulatory organization or an employee or commissioner of the Commodity Futures Trading Commission (the "CFTC"), except as previously disclosed in writing to DWR;

      (c) The accompanying Futures Account Application and Personal Financial Statements, if applicable, (including any financial statements furnished in connection therewith) are true, correct and complete. Except as disclosed on the accompanying Futures Account Application or otherwise provided in writing,
            (i) Customer is not a commodity pool or is exempt from registration under the rules of the Commission, and (ii) Customer is acting solely as principal and no one other than Customer has any interest in any Account of Customer. Customer hereby authorizes DWR to contact such banks, financial institutions and credit agencies as DWR shall deem appropriate for verification of the information contained herein.

      (d) Customer has determined that trading in commodity interests is appropriate for Customer, is prudent in all respects and does not and will not violate Customer's charter or by-laws (or other comparable governing document) or any law, rule, regulation, judgment, decree, order or agreement to which Customer or its property is subject or bound;

      (e) As required by CFTC regulations, Customer shall create, retain and produce upon request of the applicable contract market, the CFTC or the United States Department of Justice documents (such as contracts, confirmations, telex printouts, invoices and documents of title) with respect to cash transactions underlying exchanges of futures for cash commodities or exchange of futures in connection with cash commodity transactions;

      (f) Customer consents to the electronic recording, at DWR's discretion, of any or all telephone conversations with DWR (without automatic tone warning device), the use of same as evidence by either party in any action or proceeding arising out of the Agreement and in DWR's erasure, at its discretion, of any recording as part of its regular procedure for handling of recordings;

      (g) Absent a separate written agreement between Customer and DWR with respect to give-ups, DWR, in its discretion, may, but shall have no obligation to, accept from other brokers commodity interest transactions executed by such brokers on an exchange for Customer and proposed to be "given-up" to DWR for clearance and/or carrying in the Account;

      (h) DWR, for and on behalf of Customer, is authorized and empowered to place orders for commodity interest transactions through one or more electronic or automated trading systems maintained or operated by or under the auspices of an exchange, that DWR shall not be liable or obligated to Customer for any loss, damage, liability, cost or expense (including but not limited to loss of profits, loss of use, incidental or consequential damages) incurred or sustained by Customer and arising in whole or in part, directly or indirectly, from any fault, delay, omission, inaccuracy or termination of a system or DWR's inability to enter, cancel or modify an order on behalf of Customer on or through a system. The provisions of this Section 16(h) shall apply regardless of whether any customer claim arises in contract, negligence, tort, strict liability, breach of fiduciary obligations or otherwise; and

      (i) If Customer is subject to the Financial Institution Reform, Recovery and Enforcement Act of 1989, the certified resolutions set forth following this Agreement have been caused to be reflected in the minutes of Customer's Board of Directors (or other comparable governing body) and this Agreement is and shall be, continuously from the date hereof, an official record of Customer.

      Customer agrees to promptly notify DWR in writing if any of the warranties and representations contained in this Section 16 becomes inaccurate or in any way ceases to be true, complete and correct.

17. SUCCESSORS AND ASSIGNS - This Agreement shall inure to the benefit of DWR, its successors and assigns, and shall be binding upon Customer and Customer's executors, trustees, administrators, successors and assigns, provided, however, that this Agreement is not assignable by Customer without the prior written consent of DWR.

18. MODIFICATION OF AGREEMENT BY DWR; NON-WAIVER PROVISION - This Agreement may only be altered, modified or amended by mutual written consent of the parties, except that if DWR notifies Customer of a change in this Agreement and Customer thereafter effects a commodity interest transaction in an account, Customer agrees that such action by Customer will constitute consent by Customer to such change. No employee of DWR other than DWR's General Counsel or his or her designee, has any authority to alter, modify, amend or waive in any respect any of the terms of this Agreement. The rights and remedies conferred upon DWR shall be cumulative, and its forbearance to take any remedial action available to it under this Agreement shall not waive its right at any time or from time to time thereafter to take such action.

19. SEVERABILITY - If any term or provision hereof or the application thereof to any persons or circumstances shall to any extent be contrary to any exchange, government or self-regulatory regulation or contrary to any federal, state or local law or otherwise be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is contrary, invalid or unenforceable, shall not be affected thereby.

20. CAPTIONS - All captions used herein are for convenience only, are not a part of this Agreement, and are not to be used in construing or interpreting any aspect of this Agreement.

21. TERMINATION - This Agreement shall continue in force until written notice of termination is given by Customer or DWR. Termination shall not relieve either party of any liability or obligation incurred prior to such notice. Upon giving or receiving notice of termination, Customer will promptly take all action necessary to transfer all open positions in each account to another futures commission merchant.

22. ENTIRE AGREEMENT - This Agreement constitutes the entire agreement between Customer and DWR with respect to the subject matter hereof and supersedes any prior agreements between the parties with respect to such subject matter.

23.   GOVERNING LAW; CONSENT TO JURISDICTION -

      (a) In case of a dispute between Customer and DWR arising out of or relating to the making or performance of this Agreement or any transaction pursuant to this Agreement (i) this Agreement and its enforcement shall be governed by the laws of the State of New York without regard to principles of conflicts of laws, and
            (ii) Customer will bring any legal proceeding against DWR in, and Customer hereby consents in any legal proceeding by DWR to the jurisdiction of, any state or federal court located within the State and City of New York in connection with all legal proceedings arising directly, indirectly or otherwise in connection with, out of, related to or from Customer's Account, transactions contemplated by this Agreement or the breach thereof. Customer hereby waives all objections Customer, at any time, may have as to the propriety of the court in which any such legal proceedings may be commenced. Customer also agrees that any service of process mailed to Customer at any address specified to DWR shall be deemed a proper service of process on the undersigned.

      (b) Notwithstanding the provisions of Section 23 (a)(ii), Customer may elect at this time to have all disputes described in this Section resolved by arbitration. To make such election, Customer must sign the Arbitration Agreement set forth in Section 24. Notwithstanding such election, any question relating to whether Customer or DWR has commenced an arbitration proceeding in a timely manner, whether a dispute is within the scope of the Arbitration Agreement or whether a party (other than Customer or DWR) has consented to arbitration and all proceedings to compel arbitration shall be determined by a court as specified in
            Section 23 (a)(ii).

24.   ARBITRATION AGREEMENT (OPTIONAL) - Every dispute between Customer and
      DWR arising out of or relating to the making or performance of this Agreement or any transaction pursuant to this Agreement, shall be settled by arbitration in accordance with the rules, then in effect, of the National Futures Association, the contract market upon which the transaction giving rise to the claim was executed, or the National Association of Securities Dealers as Customer may elect. If Customer does not make such election by registered mail addressed to DWR at 130 Liberty Street, 29th Floor, New York, NY 10006; Attention: Deputy
      General Counsel, within 45 days after
      demand by DWR that the Customer make such election, then DWR may make such election. DWR agrees to pay any incremental fees which may be assessed by a qualified forum for making available a "mixed panel" of arbitrators, unless the arbitrators determine that Customer has acted in bad faith in initiating or conducting the proceedings. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

      IN ADDITION TO FOREIGN FORUMS, THREE FORUMS EXIST FOR THE RESOLUTION OF COMMODITY DISPUTES: CIVIL COURT LITIGATION, REPARATIONS AT THE COMMODITY FUTURES TRADING COMMISSION ("CFTC") AND ARBITRATION CONDUCTED BY A SELF-REGULATORY OR OTHER PRIVATE ORGANIZATION.

      THE CFTC RECOGNIZES THAT THE OPPORTUNITY TO SETTLE DISPUTES BY ARBITRATION MAY IN SOME CASES PROVIDE MANY BENEFITS TO CUSTOMERS, INCLUDING THE ABILITY TO OBTAIN AN EXPEDITIOUS AND FINAL RESOLUTION OF DISPUTES WITHOUT INCURRING SUBSTANTIAL COSTS. THE CFTC REQUIRES, HOWEVER, THAT EACH CUSTOMER INDIVIDUALLY EXAMINE THE RELATIVE MERITS OF ARBITRATION AND THAT YOUR CONSENT TO THIS ARBITRATION AGREEMENT BE VOLUNTARY.

      BY SIGNING THIS AGREEMENT, YOU (1) MAY BE WAIVING YOUR RIGHT TO SUE IN A COURT OF LAW AND (2) ARE AGREEING TO BE BOUND BY ARBITRATION OF ANY CLAIMS OR COUNTERCLAIMS WHICH YOU OR DWR MAY SUBMIT TO ARBITRATION UNDER THIS AGREEMENT. YOU ARE NOT, HOWEVER, WAIVING YOUR RIGHT TO ELECT INSTEAD TO PETITION THE CFTC TO INSTITUTE REPARATIONS PROCEEDINGS UNDER SECTION 14 OF THE COMMODITY EXCHANGE ACT WITH RESPECT TO ANY DISPUTE WHICH MAY BE ARBITRATED PURSUANT TO THIS AGREEMENT. IN THE EVENT A DISPUTE ARISES, YOU WILL BE NOTIFIED IF DWR INTENDS TO SUBMIT THE DISPUTE TO ARBITRATION. IF YOU BELIEVE A VIOLATION OF THE COMMODITY EXCHANGE ACT IS INVOLVED AND IF YOU PREFER TO REQUEST A SECTION 14 "REPARATIONS" PROCEEDINGS BEFORE THE CFTC, YOU WILL HAVE 45 DAYS FROM THE DATE OF SUCH NOTICE IN WHICH TO MAKE THAT ELECTION.

      YOU NEED NOT AGREE TO THIS ARBITRATION AGREEMENT TO OPEN AN ACCOUNT WITH DWR. See 17 CFR 180.1-180.5. ACCEPTANCE OF THIS ARBITRATION AGREEMENT REQUIRES A SEPARATE SIGNATURE ON PAGE 8.

25. CONSENT TO TAKE THE OTHER SIDE OF ORDERS (OPTIONAL) - Without its prior notice, Customer agrees that when DWR executes sell or buy orders on

      Customer's behalf, DWR, its directors, officers, employees, agents, affiliates, and any floor broker may take the other side of Customer's transaction through any account of such person subject to its being executed at prevailing prices in accordance with and subject to the limitations and conditions, if any, contained in applicable rules and regulations.

26. AUTHORIZATION TO TRANSFER FUNDS (OPTIONAL) - Without limiting other provisions herein, DWR is authorized to transfer from any segregated account subject to the Commodity Exchange Act carried by DWR for the Customer to any other account carried by DWR for the Customer such amount of excess funds as in DWR's judgment may be necessary at any time to avoid a margin call or to reduce a debit balance in said account. It is understood that DWR will confirm in writing each such transfer of funds made pursuant to this authorization within a reasonable time after such transfer.

27. SUBORDINATION AGREEMENT (Applies only to Accounts with funds held in foreign countries) - Funds of customers trading on United States contract markets may be held in accounts denominated in a foreign currency with depositories located outside the United States or its territories if the customer is domiciled in a foreign country or if the funds are held in connection with contracts priced and settled in a foreign currency. Such accounts are subject to the risk that events could occur which hinder or prevent the availability of these funds for distribution to customers. Such accounts also may be subject to foreign currency exchange rate risks.

      If authorized below, Customer authorizes the deposit of funds into such foreign depositories. For customers domiciled in the United States, this authorization permits the holding of funds in regulated accounts offshore only if such funds are used to margin, guarantee, or secure positions in such contracts or accrue as a result of such positions. In order to avoid the possible dilution of other customer funds, a customer who has funds held outside the United States agrees by accepting this subordination agreement that his claims based on such funds will be subordinated as described below in the unlikely event both of the following conditions are met: (1) DWR is placed in receivership or bankruptcy, and (2) there are insufficient funds available for distribution denominated in the foreign currency as to which the customer has a claim to satisfy all claims against those funds.

      By initialing the Subordination Agreement below, Customer agrees that if both of the conditions listed above occur, its claim against DWR's assets attributable to funds held overseas in a particular foreign currency may be satisfied out of segregated customer funds held in accounts denominated in dollars or other foreign currencies only after each customer whose funds are held in dollars or in such other foreign currencies receives its pro-rata portion of such funds. It is further agreed that in no event may a customer whose funds are held overseas receive more than its pro-rata share of the aggregate pool consisting of funds held in dollars, funds held in the particular foreign currency, and non-segregated assets of DWR.

OPTIONAL ELECTIONS

The following provisions, which are set forth in this agreement, need not be entered into to open the Account. Customer agrees that its optional elections are as follows:

                                            Signature required for each election
ARBITRATION AGREEMENT:
(Agreement Paragraph 24)
                                           _____________________________________

CONSENT TO TAKE THE OTHER SIDE OF ORDERS:
(Agreement Paragraph 25)
                                           _____________________________________

AUTHORIZATION TO TRANSFER FUNDS:
(Agreement Paragraph 26)
                                           _____________________________________

ACKNOWLEDGEMENT TO SUBORDINATION AGREEMENT
(Agreement Paragraph 27)
                                           _____________________________________
                                              (Required for accounts holding
                                                     non-U.S. currency)

================================================================================

HEDGE ELECTION

      Customer confirms that all transactions in the Account will            |_|
      represent bona fide hedging transactions, as defined by the Commodity Futures Trading Commission, unless DWR is notified otherwise not later than the time an order is placed for the Account [check box if applicable]:

Pursuant to CFTC Regulation 190.06(d), Customer specifies and agrees, with respect to hedging transactions in the Account, that in the unlikely event of DWR's bankruptcy, it prefers that the bankruptcy trustee [check appropriate box]:

      A.    Liquidate all open contracts without first seeking               |_|
            instructions either from or on behalf of Customer.

      B.    Attempt to obtain instructions with respect to the               |_|
            disposition of all open contracts. (If neither box is checked, Customer shall be deemed to elect A)

======================================================================

ACKNOWLEDGEMENT OF RECEIPT OF RISK DISCLOSURE STATEMENTS

The undersigned each hereby acknowledges its separate receipt from DWR, and its understanding of each of the following documents prior to the opening of the account:

o  Risk Disclosure Statement for Futures
   and Options (in the form prescribed by
   CFTC Regulation 1.55(c))

o  LME Risk Warning Notice

o  Dean Witter Order Presumption for After
   Hours Electronic Markets

o  NYMEX ACCESS(SM) Risk Disclosure Statement

o  Globex(R) Customer Information and Risk
   Disclosure Statement

o  Project A(TM) Customer Information
   Statement

o  Questions & Answers on Flexible Options
   Trading at the CBOT

o  CME Average Pricing System Disclosure
   Statement

o  Special Notice to Foreign Brokers and
   Foreign Traders

================================================================================

REQUIRED SIGNATURES

The undersigned has received, read, understands and agrees to all the provisions of this Agreement and the separate risk disclosure statements enumerated above and agrees to promptly notify DWR in writing if any of the warranties and representations contained herein become inaccurate or in any way cease to be true, complete and correct.

________________________________________________________________________________
CUSTOMER NAME(S)

______________________________________________   _______________________________
AUTHORIZED SIGNATURE(S)                           DATE

________________________________________________________________________________
(If applicable, print name and title of signatory)